Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Lineage Cell Therapeutics, Inc. (the “Company”) for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Brian M. Culley, Chief Executive Officer of the Company, and Jill Ann Howe, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2023

/s/ Brian M. Culley
Brian M. Culley
Chief Executive Officer (Principal Executive Officer)

/s/ Jill Ann Howe
Jill Ann Howe
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Lineage Cell Therapeutics, Inc. and will be retained by Lineage Cell Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.